Exhibit 99.1
Corel Corporation Reports
Fourth Quarter and Fiscal 2008 Financial Results
•	FY08 Revenue Up 7% Year Over Year

•	GAAP Net Income of $3.7M in FY08 Versus GAAP Net Loss of $13.1 M in FY07
OTTAWA, Canada – February 6, 2009 – Corel Corporation (NASDAQ:CREL; TSX:CRE) today reported financial results for its fourth quarter and year ended November 30, 2008. Revenues in the fourth quarter of fiscal 2008 were $69.4 million, a decrease of 4 percent over revenues of $72.4 million in the fourth quarter fiscal 2007. GAAP net income in the fourth quarter of fiscal 2008 was $1.2 million, or $0.05 per basic and diluted share, compared to GAAP net income of $3.3 million, or $0.13 per basic and diluted share, in the fourth quarter of fiscal 2007.
Non-GAAP adjusted net income for the fourth quarter fiscal 2008 was $11.4 million, or $0.43 per diluted share, compared to non-GAAP adjusted net income for the fourth quarter of fiscal 2007 of $13.4 million, or $0.51 per diluted share. Non-GAAP adjusted EBITDA in the fourth quarter of 2008 was $16.9 million, a decrease of 15 percent over $19.9 million in the fourth quarter of 2007.
Revenues for the year ended November 30, 2008 were $268.2 million, an increase of 7 percent over revenues of $250.5 million for the year ended November 30, 2007. GAAP net income for the year ended November 30, 2008 was $3.7 million, or $0.14 per basic and diluted share, compared to a GAAP net loss of $13.1 million, or $0.52 per diluted share, for the year ended November 30, 2007.
Non-GAAP adjusted net income for the year ended November 30, 2008 was $37.8 million, or $1.44 per diluted share, compared to non-GAAP adjusted net income for the year ended November 30, 2007 of $34.0 million, or $1.32 per diluted share. Non-GAAP adjusted EBITDA for the year ended November 30, 2008 was $60.9 million, an increase of 6 percent over $57.3 million for the year ended November 30, 2007.
A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.

“Thanks to the efforts of our global team, Corel delivered a solid 2008,” said Kris Hagerman, Interim CEO of Corel. “Despite facing a tough economic climate as we closed out the fourth quarter, revenues for the full year were up across all geographies and business units, demonstrating the benefits of Corel’s broad product portfolio and diversified channel strategy. Looking ahead to 2009, we have an exciting slate of new product introductions that we believe will further enhance our market position, even in a challenging economy.”
Given the uncertainty of the current global economic environment, the Company has elected not to provide guidance for Q1 or the full year at this time.
Corel will host a conference call to discuss its financial results at 8:00 AM ET today. To access the conference call, please dial (877) 856-1961 or (719) 325-4758 approximately 5 minutes prior to the 8:00 AM ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available between 11:00 AM ET on February 6, 2009 and 12:00 AM ET on February 20, 2009 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 4635545.
Financial Statements Governance Practice:
The Audit Committee of Corel’s Board of Directors reviewed this press release as well as the related financial statements and MD&A, and recommended they be approved by the Board of Directors. Following review by the full Board, the financial statements, MD&A and the contents of this press release were approved.
Forward Looking Statements:
This news release includes forward-looking statements which are based on estimates and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances including but not limited to general economic conditions, product pricing levels and competitive intensity, and new product introductions.
Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the recent disruption in the overall economy and financial and credit markets, which may adversely impact our operations as well as our ability to obtain financing required to grow our business and make acquisitions. We may experience fluctuations in our operating results depending on the timing and success of product releases. Our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets, establish relationships with new original equipment manufacturer customers, or increase penetration of our installed base to achieve revenue growth. The long-term trend in our business reflects growth in revenues from acquisitions, which give rise to their own risks and challengers, rather than from our existing products, and that recent growth may not be representative of future growth.

We face competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. Any resulting litigation costs, settlement costs or royalty requirements could affect our profitability.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 8, 2008, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. These factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any intention or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance, to assist in evaluation of our ongoing operations and liquidity and to determine appropriate levels of indebtedness. We believe each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies. These non-GAAP financial measures should not be considered in isolation, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. We believe it is useful for ourselves and investors to review, as applicable, both GAAP information, which includes interest, income taxes, depreciation, amortization, provision for bad debts, effects of disposal or fixed assets and investments, restructuring, integration and reorganization costs, and certain other gains, losses and expenses, and the non-GAAP measures, which exclude certain of these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to the closest GAAP measures as set out in the notes to the financial statements attached to this news release.
About Corel
Corel is one of the world’s top software companies with more than 100 million active users in over 75 countries. We develop software that helps people express their ideas and share their stories in more exciting, creative and persuasive ways. Through the years we’ve built a reputation for delivering innovative, trusted products that are easy to learn and use, helping people achieve new levels of productivity. The industry has responded with hundreds of awards for software innovation, design and value.
Our award-winning product portfolio includes some of the world’s most widely recognized and popular software brands, including CorelDRAW® Graphics Suite, Corel® Painter™, Corel DESIGNER® Technical Suite, Corel® Paint Shop Pro® Photo, VideoStudio®, WinDVD®, Corel® WordPerfect® Office and WinZip®. Our global headquarters are in Ottawa, Canada, with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan.
© 2009 Corel Corporation. All rights reserved. Corel, CorelDRAW, Corel DESIGNER, Painter, Paint Shop Pro, VideoStudio, WinDVD, WinZip, WordPerfect, and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
Doug McCollam
613-728-0826 x 1953
doug.mccollam@corel.com

Corel Corporation
Quarterly Financial results
For the quarter and year ended November 30, 2008
(in thousands, except per share data; unaudited)

	Three Months ended		Twelve Months ended
	November 30,	November 30,	November 30,	November 30,
	2008	2007	2008	2007

Consolidated Condensed Statement of Operations

Revenues — Product	$62,624	$66,399	$241,960	$228,274
Revenues — Maintenance and services	6,790	6,045	26,270	22,206

Total revenues	69,414	72,444	268,230	250,480

Cost of revenues — Product	17,000	15,156	61,453	49,846
Cost of revenues — Maintenance and services	116	133	528	796
Amortization of intangible assets	6,384	7,064	25,634	26,119

Total cost of revenues	23,500	22,353	87,615	76,761

Gross margin	45,914	50,091	180,615	173,719

Operating expenses
Sales and marketing	18,418	18,983	76,791	71,563
Research and development	10,096	11,763	44,513	46,368
General and administration	7,188	9,380	33,017	34,380
Acquired in-process research and development	—	—	—	7,831
InterVideo integration expense	—	1,355	—	5,220
Restructuring	1,960	1,447	2,878	1,447

Total operating expenses	37,662	42,928	157,199	166,809

Income (loss) from operations	8,252	7,163	23,416	6,910

Other expenses (income)
Interest expense — net	3,491	4,420	14,252	16,254
Amortization of deferred financing fees	271	270	1,081	1,074
Expenses related to evaluation of strategic alternatives	1,031	—	2,728	—
Other non-operating expense (income)	2,112	(149)	1,784	(799)

Income (loss) before income taxes	1,347	2,622	3,571	(9,619)
Income tax (recovery) provision	138	(639)	(136)	3,443

Net income (loss)	$1,209	$3,261	$3,707	$(13,062)

Net loss per share:
Basic	$0.05	$0.13	$0.14	$(0.52)
Fully diluted	$0.05	$0.13	$0.14	$(0.52)
Weighted average number of shares:
Basic	25,814	25,319	25,631	24,951
Fully diluted	26,197	26,055	26,189	24,951

Consolidated Condensed Balance Sheet

	November 30,	November 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$50,260	$24,615
Restricted cash	159	217
Accounts receivable
Trade, net	33,241	41,092
Other	2,932	118
Inventory	1,562	729
Income taxes recoverable	785	1,470
Deferred tax asset	3,138	—
Prepaids and other current assets	2,456	3,276

Total current assets	94,533	71,517

Capital assets	10,549	8,971
Intangible assets	67,029	92,010
Goodwill	82,343	88,643
Deferred financing and other long-term assets	4,942	5,696

Total assets	$259,396	$266,837

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$64,376	$67,290
Due to related parties	341	—
Income taxes payable	1,226	723
Deferred revenue	15,190	15,707
Current portion of long-term debt	19,095	2,249
Current portion of obligations under capital leases	621	767

Total current liabilities	100,849	86,736

Deferred revenue	2,404	2,365
Deferred income tax liability	13,059	20,754
Obligations under capital leases	962	2,114
Income taxes payable	12,960	11,693
Accrued pension benefit obligation	261	1,116
Long-term debt	137,264	156,359

Total liabilities	267,759	281,137

Shareholders’ deficit
Share capital	43,992	40,652
Additional paid-in capital	9,198	5,926
Accumulated other comprehensive loss	(4,151)	(721)
Deficit	(57,402)	(60,157)

Total shareholders’ deficit	(8,363)	(14,300)

Total liabilities and shareholders’ deficit	$259,396	$266,837

Consolidated Condensed Statement of Cash Flows

	Three Months ended		Twelve Months ended
	November 30,	November 30,	November 30,	November 30,
	2008	2007	2008	2007

Cash flows from operating activities
Net income (loss)	$1,209	$3,261	$3,707	$(13,062)
Depreciation and amortization	1,041	1,262	4,458	3,477
Amortization of deferred financing fees	271	270	1,081	1,074
Amortization of intangible assets	6,384	7,064	25,634	26,119
Stock-based compensation	1,347	1,420	6,301	5,488
Provision for bad debts	713	72	1,092	252
Deferred income taxes	(833)	(1,435)	(4,533)	(83)
Acquired in-process research and development	—	—	—	7,831
Unrealized (gain) loss on forward exchange contracts	126	138	126	147
Loss on disposal of fixed assets	129	—	196	102
Gain on sale of investment	—	—	(822)	—
Net gain from defined benefit pension plan	(184)	—	(184)	—
Loss (gain) on interest rate swap recorded at fair value	(57)	637	(7)	392
Change in operating assets and liabilities	5,823	(1,917)	(1,544)	(5,238)

Cash flows provided by operating activities	15,969	10,772	35,505	26,499

Cash flows from financing activities
Restricted cash	—	—	58	500
Proceeds from operating line of credit	—	—	—	48,000
Repayments on operating line of credit	—	(7,000)	—	(48,000)
Proceeds from long-term debt	—	—	—	70,000
Repayments of long-term debt	(399)	(398)	(2,249)	(2,149)
Repayments of capital lease obligations	(427)	(187)	(1,084)	(315)
Financing fees incurred	—	(4)	—	(1,685)
Proceeds from exercise of stock options	(174)	1,419	311	5,406
Other financing activities	(96)	—	(96)	51

Cash flows provided by (used in) financing activities	(1,096)	(6,170)	(3,060)	71,808

Cash flows from investing activities
Purchase of InterVideo Inc, net of cash acquired	—	445	—	(120,912)
Proceeds on disposal of investments	475	—	475	—
Purchase of long-lived assets	(2,144)	(1,689)	(7,100)	(3,848)

Cash flows used in investing activities	(1,669)	(1,244)	(6,625)	(124,760)

Effect of exchange rate changes on cash and cash equivalents	(81)	—	(175)	38

Increase (decrease) in cash and cash equivalents	13,123	3,358	25,645	(26,415)
Cash and cash equivalents, beginning of period	37,137	21,257	24,615	51,030

Cash and cash equivalents, end of period	$50,260	$24,615	$50,260	$24,615

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended		Twelve Months ended
	November 30,	November 30,	November 30,	November 30,
	2008	2007	2008	2007

Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$1,209	$3,261	$3,707	$(13,062)
Amortization of intangible assets	6,384	7,064	25,634	26,119
Tax benefit on amortization of intangible assets	(833)	(1,435)	(4,533)	(5,090)
Tax expense on write-off of deferred tax asset	—	—	—	5,007
Stock-based compensation	1,347	1,420	6,301	5,488
Restructuring	1,960	1,447	2,878	1,447
InterVideo integration expense	—	1,355	—	5,220
Expenses related to evaluation of strategic alternatives	1,031	—	2,728	—
Acquired in-process research and development	—	—	—	7,831
Amortization of deferred financing fees	271	270	1,081	1,074

Non-GAAP Adjusted Net Income	$11,369	$13,382	$37,796	$34,034

Percentage of revenue	16.4%	18.5%	14.1%	13.6%

Diluted non-GAAP adjusted net income per share	$0.43	$0.51	$1.44	$1.32

Shares used in computing diluted non-GAAP adjusted net income per share	26,197	26,055	26,189	25,793

Non-GAAP Adjusted EBITDA Calculation:
Cash flows provided by operating activities	$15,969	$10,772	$35,505	$26,499
Change in operating assets and liabilities	(5,823)	1,917	1,544	5,238
Interest expense, net	3,491	4,420	14,252	16,254
Income tax expense (recovery)	138	(639)	(136)	3,443
Deferred income taxes	833	1,435	4,533	83
Provision for bad debts	(713)	(72)	(1,092)	(252)
Unrealized foreign exchange loss on forward contracts	(126)	(138)	(126)	(147)
Net gain on defined benefit pension plan	184	—	184	—
Gain on sale of investment	—	—	822	—
Gain (loss) on interest rate swap	57	(637)	7	(392)
Loss on disposal of fixed assets	(129)	—	(196)	(102)
Expenses related to evaluation of strategic alternatives	1,031	—	2,728	—
InterVideo integration expense	—	1,355	—	5,220
Restructuring	1,960	1,447	2,878	1,447

Non-GAAP Adjusted EBITDA	$16,872	$19,860	$60,903	$57,291

Percentage of revenue	24.3%	27.4%	22.7%	22.9%

Other Supplemental Information
(In thousands)

	Three Months ended		Twelve Months ended
	November 30,	November 30,	November 30,	November 30,
	2008	2007	2008	2007

Revenue by Product Segment
Graphics and Productivity	$36,156	$39,427	$149,513	$141,692
Digital Media	33,258	33,017	118,717	$108,788

Total	$69,414	$72,444	$268,230	$250,480

As percentage of revenues
Graphics and Productivity	52.1%	54.4%	55.7%	56.6%
Digital Media	47.9%	45.6%	44.3%	43.4%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$32,347	$34,345	$129,037	$125,979
EMEA	20,436	23,600	79,164	72,932
APAC	16,631	14,499	60,029	51,569

Total	$69,414	$72,444	$268,230	$250,480

As percentage of revenues
Americas	46.6%	47.4%	48.1%	50.3%
EMEA	29.4%	32.6%	29.5%	29.1%
APAC	24.0%	20.0%	22.4%	20.6%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$4	$14	$23	$47
Cost of revenues — Maintenance and service	2	2	8	9
Sales and marketing	515	416	1,873	1,465
Research and development	216	312	983	1,168
General and administration	610	676	3,414	2,799

Total	$1,347	$1,420	$6,301	$5,488